UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2022

CUSTOM TRUCK ONE SOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Independence Avenue Kansas City, Missouri	64125
(Address of principal executive offices)	(Zip code)

(816) 241-4888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	CTOS	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	CTOS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 26, 2022, Custom Truck One Source, Inc. (the “Company”) issued a press release providing preliminary first quarter 2022 revenue, net loss and adjusted EBITDA ranges. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2022, the Board of Directors (the “Board”) of the Company appointed Todd Barrett to serve as Interim Chief Financial Officer of the Company, effective May 13, 2022 (the “Appointment Date”). Mr. Barrett succeeds Bradley Meader, who is stepping down as Chief Financial Officer, effective May 13, 2022. To ensure a smooth and orderly transition of responsibilities, Mr. Meader will remain with the Company as an employee until May 27, 2022. Mr. Meader’s resignation from the position of Chief Financial Officer is not the result of any disagreement with the Company on any matters related to its financial reporting, operations, policies or practices.

Mr. Barrett, age 51, has served as the Chief Accounting Officer of the Company since 2019. Prior to joining the Company, Mr. Barrett was at Ernst & Young LLP for more than 20 years and served as a Partner from 2008 to 2018. Mr. Barrett received a Bachelors in Business Administration from The Ohio State University.

In connection with Mr. Barrett’s appointment as Interim Chief Financial Officer of the Company, the Company and Mr. Barrett entered into a letter agreement that will become effective upon the Appointment Date (the “Letter Agreement”). The Letter Agreement provides that Mr. Barrett will receive an annual base salary of $275,000, an additional cash payment of $10,000 per month for as long as he holds the Interim Chief Financial Officer title, which payment will be prorated for any partial month, and a car allowance of $1,200 per month. Mr. Barrett will also receive a one-time cash bonus of $100,000, payable to Mr. Barrett (i) 120 days following the effective date of appointment of a permanent Chief Financial Officer, subject to Mr. Barrett’s continued employment with the Company through the payment date, or (ii) if earlier, within 30 days following Mr. Barrett’s termination of employment by the Company without “cause” or by him with “good reason,” provided that Mr. Barrett otherwise satisfies the conditions to payment of severance benefits under his existing employment agreement (the “Existing Employment Agreement”) (including timely execution and non-revocation of a release of claims).

The foregoing descriptions of the Letter Agreement and the Existing Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Letter Agreement and the Existing Employment Agreement, respectively, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 26, 2022, the Company issued a press release announcing the appointment of Mr. Barrett as Interim Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, by and between the Company and Raymond Todd Barrett, dated April 25, 2022
10.2	Employment Agreement, by and between the Company and Raymond Todd Barrett, dated March 9, 2022
99.1	Press release issued by Custom Truck One Source, Inc. on April 26, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2022	Custom Truck One Source, Inc.

/s/ Fred Ross
Fred Ross Chief Executive Officer

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